Exhibit 99.1

BioAmber Provides Update on Sales Process

Montreal, Canada, July 30, 2018. BioAmber Inc. (OTCPK: BIOAQ) announces that the current stage of the Sales and Investor Solicitation Process (SISP) has concluded without an acceptable offer having been received from a Qualified Bidder as of the due date of July 27, 2018. The company will now seek to obtain court approval to pursue liquidation as well as alternative offers in order to realize the greatest value on behalf of its creditors.

Moving forward, subject to the approval of the court and with support from its monitor or receiver appointed by the court, the company intends to:

•	solicit liquidators to bid on the acquisition and disposal of the company’s assets, including the Sarnia plant;

•	continue to actively engage with Qualified Bidders and other interested parties to determine if, and under what terms, a transaction that would result in the continuation of the company’s operations is still possible.

We estimate this process will be conducted over an approximate two-week period with a target conclusion date of August 14. The company will engage with Maynbridge Capital, its interim lender, and all other secured lenders to determine the best going-forward strategy.

“We are clearly disappointed that the Qualified Bidders did not place an acceptable offer for Bioamber,” stated Richard Eno, CEO. “We will continue to be actively engaged with potential investors to seek an acceptable transaction and avoid the liquidation of the company’s assets. Most importantly, I’d like to thank our dedicated and highly capable employees for their outstanding service to the company.”

Potential investors can contact Richard Eno in order to express interest in acquiring the assets or investing in the business.

Note that there can be no guarantee that the company will be successful in securing further financing or achieving its restructuring objectives. Failure by the company to achieve its financing and restructuring goals will likely result in the company and its subsidiaries being liquidated. Liquidation will almost certainly result in no residual value for non-secured creditors and equity investors.

About BioAmber

BioAmber (OTCPK: BIOAQ) is a renewable materials company. Its innovative technology platform combines biotechnology and catalysis to convert renewable feedstock into building block materials that are used in a wide variety of everyday products including plastics, paints, textiles, food additives and personal care products. For more information visit www.bio-amber.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about BioAmber. BioAmber may use words such as “anticipate,” “believe,” “could,” “continue,”

“estimate,” “expect,” “intend,” “may,” “should,” “will,” “would,” “plan,” “projected” or the negative of such words or other similar words or phrases to identify such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are risks relating to, among other things, whether BioAmber will be able to obtain the additional financing necessary to continue as a going concern and to grow its business, whether it will be able to enter any acceptable transaction as a result of the SISP, or whether it will need to enter into a liquidation process and/or cease its operations. For additional disclosure regarding these and other risks faced by BioAmber, see disclosures contained in BioAmber’s public filings with the SEC, including the risks discussed under the heading “Item 1.A Risk Factors” in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, and under the heading “Risk Factors” of the recently filed prospectus supplement. You should consider these factors in evaluating the forward-looking statements included in this press release and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and BioAmber undertakes no obligation to update such statements as a result of new information.

BioAmber Contact

Richard Eno, CEO

514-844-8000 Ext. 100

rick.eno@bio-amber.com

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